SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 1, 2010

Biolog, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-53696	87-0279370
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

123 Parker Avenue
Liverpool, NY 13088
(Address of principal executive office)

Issuer's telephone number:  (315) 560-5505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.01 Entry into a Material Definitive Agreement

On October 18, 2010, Biolog, Inc., a Utah corporation (“we,” or the “Company”), entered into an Asset Contribution Agreement, in which we accepted, effective as of September 1, 2010,  25 Elcotel Series 4 pay telephones, 19 pedestals enclosures and 14 inside enclosures from our President Amanda Godin as an additional capital contribution in exchange for 3,000,000 shares of our common stock.

We did not obtain a professional valuation of the contributed assets, and instead we based the consideration paid on our estimate of the properties’ value.  The shares of stock issued in exchange for the capital contribution were issued pursuant to the registration exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Contribution Agreement, dated September 1, 2010, by and between Biolog, Inc., a Utah corporation, and Amanda Godin, including the Bill of Sale, Assignment and Assumption Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLOG, INC.

Date: October 18, 2010	By:	/s/ Amanda Godin
	Name:	Amanda Godin
	Title:	President